Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 12, 2018

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Ladies and Gentlemen:

We have acted as counsel to Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to the preparation and filing of its shelf registration statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering and issuance from time to time of up to $150,000,000 of common units representing limited partner interests in the Partnership (the “Common Units”) in connection with future acquisitions of other businesses, assets or securities by the Partnership or its subsidiaries.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation:

(i)

the Amended and Restated Certificate of Limited Partnership of the Partnership, filed May 26, 1999, as amended by the Certificate of Correction of Certificate of Amendment, filed July 24, 2006 with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) in connection with the formation of the Partnership;

(ii)	the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2006, as amended from time to time (the “Partnership Agreement”);

(iii)	resolutions of the Board of Supervisors of the Partnership, dated November 14, 2018;

(iv)	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein;

(v)	the Prospectus; and

(vi)	such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters without independent verification.

In connection with this opinion, we have assumed that:

(1)

the Registration Statement, and any amendments thereto (including Post-Effective Amendments (as defined below)), will have been declared effective and will be effective on the date of issuance of any Common Units;

(2)

an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) or post-effective amendment to the Registration Statement (each, a “Post-Effective Amendment”) with respect to the applicable Common Units being offered thereby will have been prepared and filed with the Commission;

(3)

all Common Units will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including Post-Effective Amendments), the Prospectus and any applicable Prospectus Supplement; and

(4)	prior to any issuance of Common Units, the Board of Supervisors of the Partnership will have adopted resolutions in appropriate form and content authorizing the issuance and sale of such Common Units.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that, upon completion of the Partnership action to be taken in connection with the authorization of the issuance of the applicable Common Units, and when issued in accordance with the provisions of the Partnership Agreement, delivered and paid for (x) in accordance with the Registration Statement (and any amendment thereto (including Post-Effective Amendments)), and any applicable Prospectus Supplement and (y) pursuant to the terms of the applicable definitive purchase, merger, exchange or similar agreement approved by the Board of Supervisors of the Partnership in respect of which Common Units subject to the Registration Statement are to be issued and delivered to the applicable contracting counterparty(ies) thereto, such Common Units will be validly issued, and holders of the Common Units will have no obligation to make payments for their acquisition of the Common Units or contributions to the Partnership or its creditors solely by reason of their ownership of the Common Units.

The opinions expressed herein are qualified in the following respects:

(1)

We have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion set forth above and (ii) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2)

This opinion is based upon and expressly limited to the Delaware Act and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus, to the Prospectus discussion of such opinion and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP

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